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                                                             EX-10.8(b)
                 Time Brokerage Agreement

                            TIME BROKERAGE AGREEMENT

      This time brokerage agreement dated November 1, 1997, is entered into by and between CENTRAL MISSOURI BROADCASTING, INC., a Virginia corporation ("Licensee"), and ZIMMER RADIO OF MID-MISSOURI, INC. a Missouri corporation ("Programmer", and with Licensee, the "Parties").

                                    Recitals.

      Licensee owns radio stations KLIK-AM and KTXY-FM in Jefferson City, Missouri (the "Stations"). Programmer's personnel are experienced in radio station ownership and operation, and Licensee wishes to retain Programmer to provide sales and marketing services, technical support, and programming for the Stations, in conformity with the rules, regulations, and policies for time brokerage agreements of the Federal Communications Commission ("FCC") and this agreement. Programmer as "Buyer" and Licensee as "Seller" have this day entered into a certain agreement (the "Assets Purchase Agreement") for sale of the Stations' assets to Buyer as therein provided for. Terms not otherwise defined herein shall be defined as in the Assets Purchase Agreement.

      NOW, THEREFORE, in consideration of the above recitals and the mutual promises and covenants herein contained and other good and valuable consideration, the Parties, intending to be bound legally, agree as follows:

                                    Section 1
                          Term and Programmer Services

      1.1 Effective Date. The term (hereinafter defined) of this agreement shall begin on the date hereof (the "Effective Date").

      1.2 Term. The term (the "Term") shall continue from the Effective Date until the earlier to occur of: (a) Closing (as therein defined) of the Assets Purchase Agreement, or (b) termination of this agreement (as herein provided for) or of the Assets Purchase Agreement.

      1.3 Programmer Services. During the Term, Licensee agrees to make available to Programmer on an exclusive basis broadcast time on the Stations as set forth in this agreement. Subject to Licensee's reasonable approval, Programmer shall provide programming in the format and content of its selection complete with commercial matter, news, public service announcements, and other suitable programming for at least one hundred sixty-two (162) hours per week, which broadcast time of the Stations Licensee shall make available during the Term exclusively to Programmer, free and clear of all rights of any other person or entity. Licensee
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reserves to itself, however, the right to broadcast its own programming material for up to six (6) hours per week between the hours of 6 AM - 12:00 Noon on Sundays ("Licensee's Reserved Time") for its own regularly scheduled news, public affairs and other suitable programming designed to serve the community needs and interests of the Stations' listening audience. Licensee shall cooperate with and promptly notify Programmer if Licensee will use all or any part of Licensee's Reserved Time, and Programmer shall have the right to use any unused portion of Licensee's Reserved Time in default of such a notice from Licensee.

      1.4 Consideration, Fee. As consideration for the air time made available during the term hereof Programmer shall make payments as set forth in Exhibit
1.4 hereto. The Parties agree that Exhibit 1.4 contains proprietary and confidential information and each agrees to take all steps reasonably necessary to maintain such confidentiality, including redacting such confidential information from any copy of this Agreement that is filed with the FCC.

      1.5 Expenses and Revenues. Programmer shall be solely responsible for all expenses attributable to its programming on the Stations, including but not limited to any expenses incurred in the origination and/or delivery of its programming to the Stations' studio and transmitter sites, for all costs associated with the acquisition, clearance, and production of its own programming, and for the salaries, taxes, insurance and related costs for all personnel employed by Programmer in connection with the sale of advertising time, marketing of the Stations, technical maintenance of Stations' equipment, and production and delivery of programming. Programmer shall retain all revenues from the sale of commercial time during its programming of the Stations, including any revenues arising from Programmer's programming during Licensee's Reserved Time.

      1.6 Use of Stations' Facilities. Subject to overall supervision by Licensee and its employees, during the Term, Programmer shall make its studio facilities (located within the Stations' principal community contour) reasonably available to Licensee only for the production and presentation of Licensee's programming as provided for hereunder, and as otherwise necessary to fulfill Licensee's obligations as FCC Licensee.

      1.7 Contracts. Programmer shall cooperate with Licensee to fulfill all appropriate contracts, agreements, and leases in effect on the Effective Date that involve operation of the Stations.


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      1.8 Collection of Accounts Receivable. During the Term, as agent for
Licensee Programmer shall collect the Licensee's accounts receivable for the Stations that exist as of the Effective Date. Licensee shall provide Programmer with a list of all such accounts receivable to be collected by Programmer. In collecting such accounts receivable, Programmer shall use reasonable diligence, but shall not be required to institute legal proceedings to collect any account receivable, or to defend any claim or counterclaim by any account debtor. All amounts received by Programmer from an account debtor that also is an account debtor of Programmer during the Term shall be applied first to payment of the accounts receivable of Licensee unless otherwise specifically identified by the account debtor. Within ten (10) days of the end of each calendar month of the Term, Licensee shall deliver to Programmer the amount of all amounts collected and credited to the accounts receivable of Licensee during the prior calendar month in accordance with this Section 1.8. Within ten (10) days after the end of the Term, Programmer shall deliver to Licensee all records of uncollected accounts receivable of Licensee and any amounts not previously remitted to Licensee at which time Programmer's obligation for the collection of Licensee's accounts receivable as herein provided shall cease.

                                    Section 2
               Licensee's and Programmer's Duties and Obligations

      2.1 Licensee's Authority. During the Term, Licensee shall have full authority, power, and control over the management and operation of the Stations, and at its sole expense shall be responsible for compliance by Stations with all applicable provisions of the Communications Act of 1934, as amended (the "Act"), the rules, regulations and policies of the FCC, and all other applicable laws, rules, and regulations. During the Term, at its sole expense, Licensee shall maintain all FCC Licenses for the Stations' operation in full force and effect in compliance with all FCC rules, regulations, and policies, and shall timely file all necessary reports and prosecute to a satisfactory conclusion all renewal or other applications necessary to maintain such Licenses in full force and effect during the Term, without material change or restriction. Upon Licensee's failure to fulfill any obligation hereunder, Programmer may take reasonable steps to cure such failure(s) and may charge the expense thereof to Licensee and/or deduct all or any part of such expense from any payment otherwise due to Licensee from Programmer.

      2.2 Programming. Programmer recognizes that the Stations are obligated to broadcast programming to meet the needs and interests of the Jefferson City, Missouri, area, and Programmer shall air


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programming on issues of importance to the local community. In the event of the occurrence of a local or national emergency that in the good faith, reasonable judgment of Licensee, is not being adequately addressed by Programmer, Licensee retains the right to interrupt Programmer's programming and substitute programming produced by Licensee that is more responsive to the emergency.

      2.3 Stations' ID. During the Term, Programmer shall coordinate with Licensee to ensure that the Stations' hourly station identifications and any other required announcements are aired as Licensee may direct, and Licensee shall retain all present call signs of the Stations.

      2.4 Political Advertising. During the Term, Programmer shall cooperate with Licensee in Licensee's compliance with all rules of the FCC regarding political broadcasting. Licensee shall promptly supply to Programmer, and Programmer shall promptly supply to Licensee, such information, including all inquiries concerning the broadcast of political advertising, as may be necessary to comply with FCC rules and polices, including those concerning the lowest unit rate, equal opportunities, reasonable access, political file, and related requirements of federal law. Programmer, in consultation with Licensee, shall develop a statement that discloses the Stations' political broadcasting policies to political candidates, and Programmer shall follow those policies in the sale of any political programming or advertising during the Term. In the event that Programmer fails to satisfy political broadcasting requirements under the Act and the rules, regulations, and policies of the FCC and such failure inhibits Licensee in its compliance with the political broadcasting requirements of the FCC, then to the extent reasonably necessary to assure such compliance, Programmer shall either provide rebates to political advertisers or release advertising availabilities to Licensee.

      2.5 Main Studio. During the Term, Licensee shall (i) maintain and staff a main studio, as that term is defined by the FCC, at a location that complies with FCC rules for the location of a main studio within such area, (ii) maintain a local public inspection file within Jefferson City, Missouri, and (iii) prepare and place in such inspection file in a timely manner all material required by Section 73.3526 of the FCC's rules, including without limitation the Stations' quarterly issues/program lists. Programmer shall provide Licensee with timely information concerning Programmer's programs as is necessary to assist Licensee in the preparation of such lists.

      2.6 Employment Practices. Programmer shall provide to Licensee such information as Licensee reasonably may request


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concerning Programmer's recruitment, hiring, or employment practices in connection with Programmer's provision of services to the Stations. Programmer shall be directly and solely responsible for the salaries, taxes, insurance, and related costs for all of the personnel employed by it in operating the Stations after the Effective Date.

                                    Section 3
                                   Programming

      3.1 Programming Policy Statement. During the Term, Programmer shall comply in all material respects with all applicable laws, rules, and regulations.

      3.2 Licensee's Oversight of Programming. Programmer recognizes that Licensee has the right to reject or refuse any portion of Programmer's programming that is contrary to the public interest.

      3.3 Compliance. Programmer shall not broadcast any material in violation of any applicable law, rule, or regulation.

      3.4 Payola. Programmer will not accept, and will not knowingly permit any of its employees to accept, any consideration, compensation, gift, or gratuity of any kind whatsoever, regardless of its value or form, for the broadcast of any material on the Stations, unless the payer is identified on the program for which consideration was provided as having paid for or furnished such consideration, in accordance with the Act and FCC requirements.

      3.5 Cooperation on Programming. Programmer and Licensee mutually acknowledge their interest in ensuring that the Stations serve the needs and interest of the residents of the Jefferson City, Missouri, area and agree to cooperate during the Term in doing so.

      3.6 Confidential Review. Prior to the Effective Date, Programmer shall acquaint Licensee, upon request, with the nature and type of the programming to be provided. Licensee shall be entitled to review at its discretion from time to time on a confidential basis any of Programmer's programming material it may reasonably request. Programmer shall promptly provide Licensee with copies of all correspondence and complaints received from the public (including any telephone logs of complaints called in).

                                    Section 4
                                 Indemnification


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      4.1 Indemnification. Programmer shall indemnify, defend, and hold harmless
Licensee from and against any and all claims, losses, costs, liabilities, damages, and expenses, including any FCC fines or forfeitures (including reasonable legal fees and other expenses incidental thereto) of every kind, nature, and description arising out of Programmer's broadcasts on the Stations and/or sale of advertising time under this agreement during the Term, or the actions or conduct of Programmer's employees.

      4.2 Time Brokerage Challenge. If this agreement is challenged at the FCC or in any other administrative or judicial forum, whether or not in connection with any license assignment application, counsel for Licensee and Programmer shall jointly defend the agreement and the Parties' performance hereunder throughout all such proceedings. If any portion of this agreement does not receive the FCC's approval, then the Parties shall reform the agreement, consistent with the provisions of Section 6.6 below, as necessary to satisfy the FCC's concerns.


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                                    Section 5
                                   Termination

      5.1 Termination. Unless the parties otherwise agree hereafter in writing, this agreement and the Term hereof shall terminate automatically upon the earlier to occur of: (a) declaration that this agreement is invalid or illegal in whole or material part by an order or decree of an administrative agency or court of competent jurisdiction and such order or decree is final and is no longer subject to further administrative or judicial review, (b) termination of the Assets Purchase Agreement, (c) Closing of the Assets Purchase Agreement, (d) notice of termination by Programmer to Licensee upon Licensee's failure to perform as agreed herein, or (e) upon notice from Programmer or Licensee to the other party given after the date that is one hundred eighty (180) days from the date hereof.

      5.2 Force Majeure. Any failure or impairment of the Stations' facilities or any delay or interruption in the broadcast of programs, or failure at any time to furnish facilities, in whole or in part, for broadcast, due to acts of God, strikes, lockouts, material or labor restrictions imposed by any governmental authority, civil riot, flood, or any other cause not reasonably within the control of Licensee or Programmer, shall not constitute a breach of this agreement or create liability to or on any of the Parties.

                                    Section 6
                                  Miscellaneous

      6.1 Assignment. This agreement is binding upon the Parties, their successors and assigns. Neither of the Parties may assign its rights under this agreement without the prior written consent of the other party.

      6.2 Amendment. No amendment to this agreement shall be effective unless evidenced by an instrument in writing signed by both Parties.

      6.3 Headings. The headings herein are for convenience only and do not control or affect the meaning or construction of the provisions of this agreement.

      6.4 Governing Law. This agreement is subject to applicable federal, state, and local law, rules and regulations, including, but not limited to, the Act and the rules, regulations, and policies of the FCC. The construction and interpretation of this agreement and the Parties' obligations hereunder will be determined


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under and controlled by the laws of the Commonwealth of Virginia, without giving effect to such laws' principles regarding choice of law or conflicts of laws.

      6.5 Notices. Each notice, consent, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given only upon the earlier of receipt (by hand delivery, fax, or otherwise) or ten (10) days after having been mailed, certified or registered United States mail, postage prepaid, addressed as follows:

      (a)   If to Licensee:

            Central Missouri Broadcasting, Inc.
            c/o Brill Media Company, L.P.
            420 N.W. Fifth Street, Suite 3-B
            P.O. Box 3353
            Evansville, Indiana 47732
            Attention: Alan R. Brill
            Facsimile No.: (812) 428-4021

            With a copy to:

            Charles W. Laughlin, Esquire
            Thompson & McMullan, P.C.
            100 Shockoe Slip
            Richmond, Virginia 23219
            Facsimile No. (804) 780-1813

      (b)   If to Programmer:

            Zimmer Radio of Mid-Missouri, Inc.
            324 Broadway
            P.O. Box 1610
            Cape Giradeau, MO  63702-1610
            Facsimile No.:  _____________

or to such other address as either party may designate from time to time by written notice to the other.

      6.6 Invalidity. If any provision of this agreement or the application thereof to any person or circumstances shall be held invalid or unenforceable to any extent, the Parties shall negotiate in good faith and attempt to agree on an amendment to this agreement that will provide the Parties with substantially the same rights, economic benefits, and obligations to the greatest extent possible as the original agreement in valid, binding, and enforceable form.


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                                    Section 7
                                  Counterparts

      7.1 Counterparts. This agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same agreement. For purposes of executing this agreement, a facsimile signature shall be as effective as an actual signature, so long as the original signature is promptly delivered thereafter.

      IN WITNESS WHEREOF, the Parties have executed this agreement as of the date first written above.

      LICENSEE:               Central Missouri Broadcasting, Inc.


                              by:_____________________________________
                                    a duly authorized officer


      PROGRAMMER:             Zimmer Broadcasting of Mid-Missouri, Inc.


                              by:_____________________________________
                                    a duly authorized officer


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                                   EXHIBIT 1.4

Stations' Operating Expenses Included in Time Brokerage Agreement

      In accordance with Section 1.4 of the foregoing Time Brokerage Agreement (the "TBA") between Central Missouri Broadcasting, Inc. ("Licensee"), and Zimmer Broadcasting of Mid-Missouri, Inc. ("Programmer") for the operation of radio stations KLIK-AM and KTXY-FM, Jefferson City, Missouri (the "Stations"), Programmer shall reimburse Licensee for the costs and expenses incurred by Licensee for the operation of the Stations during the Term of the TBA, including but not limited to the following items:

o     FCC filing and regulatory fees;

o Local, state and federal property taxes, license fees and similar regulatory charges;

o Contract engineering fees in order to maintain the operation of the Stations' transmitter facilities;

o     Electric power and other utility charges;

o Telephone and facsimile charges, copying, printing, postage and similar administrative expenses;

o Payments for the specific financing agreements of the studio sites and equipment currently used for the operation of the Stations;

o Insurance premiums for the Stations' general liability, health, auto, umbrella, property coverage and errors and omissions policies; and

o     Music licensing fees.

      Monthly Fee. In addition to the reimbursement of expenses for the operation of the Stations, Programmer shall pay to Licensee beginning on the Effective Date and on the first day of every month thereafter a Monthly Fee of Forty Thousand Dollars ($40,000.00) as additional consideration for the programming rights provided to Programmer under the TBA.

      Failure to Close. Notwithstanding any other provision in the TBA or the Purchase Agreement, in the event the Parties fail to close on the sale of the Stations to Programmer, Licensee shall not be obligated to repay to Programmer any amounts advanced by Programmer to Licensee under the TBA.